UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2009

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On September 9, 2009, Walter Energy, Inc. (the “Company”) announced that its Board of Directors named Victor P. Patrick, Chief Executive Officer and George R. Richmond, President and Chief Operating Officer of the Company, effective September 8, 2009.

In addition to his position as Chief Executive Officer, Mr. Patrick, 51, is a member of the Company’s Board of Directors and serves as Chief Financial Officer and General Counsel. Mr. Patrick joined the Company in 2002, first serving as Senior Vice President, General Counsel and Secretary. He joined the Board of Directors in December 2006 and was named Chief Financial Officer in February 2008.

The parties expect to finalize the terms of new compensation arrangements shortly.

Neither Mr. Patrick nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company.  Mr. Patrick has no family relationship with any director or executive officer of the Company.  He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors.  His term as a director of the Company will continue until the next annual meeting of the shareholders, subject to reelection to subsequent terms by the shareholders.

Mr. Richmond, 59, in addition to his position as President and Chief Operating Officer, also serves on the Company’s Board of Directors.  Mr. Richmond joined the Company in 1978 and held various positions at Jim Walter Resources prior to becoming President and Chief Operating Officer of Jim Walter Resources in 1997. Mr. Richmond was named Chief Executive Officer of Jim Walter Resources in February 2006 and joined the Board of Directors in December 2006.

The parties expect to finalize the terms of new compensation arrangements shortly.

Neither Mr. Richmond nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company.  Mr. Richmond has no family relationship with any director or executive officer of the Company.  He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors.  His term as a director of the Company will continue until the next annual meeting of the shareholders, subject to reelection to subsequent terms by the shareholders.

Item 7.01           Regulation FD Disclosure

On September 9, 2009, the Company issued a press release announcing the relocation of its corporate headquarters to the Birmingham, Alabama area. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1 in Item 9.01 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: September 14, 2009	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Assistant General Counsel and Secretary